UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2020 (November 19, 2020)

VIATRIS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39695	83-4364296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard, Canonsburg, Pennsylvania, 15317

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indemnification Agreements

As previously disclosed, on November 16, 2020, Viatris Inc., formerly known as Upjohn Inc. (“Viatris” or the “Company”), Mylan N.V. (“Mylan”) and Pfizer Inc. (“Pfizer”) announced that they had consummated the previously announced combination of Mylan with Pfizer’s off-patent branded and generic established medicines business through a Reverse Morris Trust transaction (the “Combination”).

In connection with the Combination, on November 20, 2020, Viatris approved indemnification agreements with each of the directors and executive officers of Viatris. The indemnification agreements provide indemnification, to the fullest extent permitted by applicable law, to each such director or officer who was, is or becomes or is threatened to be made, in his or her capacity as a director or officer of Viatris or any of its subsidiaries or any capacity of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of Viatris, a party to any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, inquiry, administrative hearing, appeal or any other proceeding (including without limitation, stockholder claims, actions, demands, suits, proceedings, investigations and arbitrations), whether civil, criminal, administrative, arbitrative, investigative or otherwise, whether formal or informal.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

In connection with the Combination, on November 19, 2020, the Audit Committee of the Viatris Board of Directors (the “Audit Committee”) dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm and appointed Deloitte & Touche LLP (“Deloitte”) to serve in that role going forward. Mylan is the accounting acquirer in the Combination, and Deloitte had served as Mylan’s independent registered public accounting firm since 1976.

(a) Dismissal of Independent Registered Public Accounting Firm.

As noted above, the Audit Committee dismissed KPMG as the Company’s independent registered public accounting firm on November 19, 2020.

The Company was organized on February 14, 2019, and KPMG’s audit report on the consolidated balance sheet of the Company and its subsidiaries as of December 31, 2019, the related consolidated statements of income, comprehensive income, equity, and cash flows for the period from February 14, 2019 (date of incorporation) to December 31, 2019, and the related notes, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During Upjohn’s most recent fiscal year, which ended December 31, 2019, and the subsequent interim period through September 27, 2020, (i) there were no “disagreements” (within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in connection with their reports; and (ii) there were no “reportable events” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, Viatris provided KPMG with a copy of the above statements and requested that KPMG furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether KPMG agrees with the above statements of Viatris in this Item 4.01, and if not, stating the respects in which KPMG does not agree. KPMG furnished the requested letter, stating its agreement with such statements, and a copy is filed as Exhibit 16.1 hereto.

(b) Engagement of New Independent Registered Public Accounting Firm.

As noted above, on November 19, 2020, the Audit Committee also approved the engagement of Deloitte as the Company’s independent registered public accounting firm. During Viatris’s most recent fiscal year and the subsequent interim period through September 27, 2020, neither Viatris, nor any person acting on its behalf, consulted Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on Viatris’s financial statements, and Deloitte did not provide any written report or oral advice to Viatris that Deloitte concluded was an important factor considered by Viatris in reaching a decision as to the accounting, auditing or financial reporting issue, or (iii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2020 and November 20, 2020, the Compensation Committee of the Viatris Board of Directors (the “Compensation Committee”) and/or the independent members of the Viatris Board of Directors, as applicable, unanimously approved the following deal related and/or transitional compensation matters and general compensation framework for the Viatris executive officers. The Compensation Committee intends to establish the compensation plans and programs for Viatris on a going forward basis in the first quarter of 2021 along with corresponding incentive compensation metrics and targets for 2021 and beyond to align with Viatris’ strategic and financial goals.

Deal Related and Transitional Items

Executive Chairman Compensation Arrangements

The Compensation Committee and the independent members of the Viatris Board of Directors unanimously approved, and Viatris entered into, an employment agreement with Robert J. Coury in connection with his service as Executive Chairman of Viatris (the “Employment Agreement”). The terms of the Employment Agreement, which has a term through December 31, 2025, are generally consistent with those previously described in Mylan’s definitive proxy statement (File No. 333-199861) filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2020 (the “Mylan Proxy Statement”) and the information statement included as Exhibit 99.1 to Viatris’ Form 8-K (File No. 000-56114) filed with the SEC on August 6, 2020 (the “Final Information Statement”). Under the Employment Agreement, Mr. Coury will receive (i) a base salary of $1.8 million, (ii) an annual incentive based target bonus equal to 150% of base salary, (iii) an annual grant of long term incentive awards with a grant date value equal to 600% of base salary and (iv) a one-time cash recognition award of $10 million (which recognizes and rewards Mr. Coury for, among other things, his strategic leadership of Mylan, the unexpected and significantly increased efforts expended by Mr. Coury on company matters, including during the COVID-19 pandemic, his significant work in the negotiation of the Combination and integration planning matters with respect to the Combination and the expected leadership, direction and efforts for the combined company so that shareholders can realize the significant opportunity and benefits that are expected from the Combination). The Employment Agreement also provides that, upon termination of employment without cause, resignation for good reason, termination upon non-renewal, disability or death, each as defined in the Employment Agreement, Mr. Coury would receive (i) a severance payment equal to three (3) times the sum of (x) his base salary at the time of termination and (y) the greater of his target bonus or highest bonus paid under the Employment Agreement through such date, (ii) a prorated annual bonus for the year of termination, (iii) accelerated vesting of equity awards held at the time of termination and (iv) continued benefits for a three (3) year period.

As described in the Mylan Proxy Statement and the Final Information Statement, pursuant to the Employment Agreement, Mr. Coury received a grant of 1.6 million performance-based restricted stock units, which are divided into five separate vesting tranches requiring share price appreciation and shareholder returns (including dividends and other distributions) of 25%, 50%, 75%, 100% and 150% from the date of grant through December 30, 2025. In the case of the first three tranches, the awards are subject to a retention requirement through the first anniversary of achieving the shareholder return goal and in the case of the final two tranches, the awards are subject to a retention requirement through the term of the award. The award would vest in full upon termination of employment without cause, resignation for good reason, disability or death, each as defined in the Employment Agreement. The Compensation Committee and the independent members of the Viatris Board of Directors believe that the Employment Agreement and this award will benefit all shareholders by further aligning and incentivizing Mr. Coury to achieve Viatris’ total shareholder return and return of capital goals.

Recognition Awards to Chief Executive Officer, Chief Financial Officer and President

In connection with the Combination, Messrs. Goettler and Narula each became entitled to receive a $1 million transaction related payment previously granted to them by Pfizer. Mr. Goettler’s payment is in addition to a $1.5 million transaction related payment previously granted and paid to him by Pfizer in connection with the Combination (total of $2.5 million in the aggregate). Mr. Malik will also receive a $2.5 million cash award in recognition of his significant efforts in connection with integration planning matters relating to the Combination in addition to his customary responsibilities.

Make Whole Equity Awards to Chief Executive Officer and Chief Financial Officer and Severance Arrangements

As described in the Mylan Proxy Statement and the Final Information Statement, pursuant to the Employee Matters Agreement between Pfizer and Viatris, Messrs. Goettler and Narula were eligible for and were granted 177,432 and 21,246 Viatris restricted stock units, respectively, to replace equity-based awards of Pfizer that were forfeited in connection with the Combination. These restricted stock units will vest on the same schedule as the awards that they replace, subject to accelerated vesting upon qualifying terminations of employment.

The Compensation Committee also approved a severance arrangement with Mr. Goettler pursuant to which Mr. Goettler would be entitled to receive an amount equal to two times his base salary and target bonus in the event of a termination from Viatris without cause, which would increase to two and a half times his base salary and target bonus in the event such termination occurred following the first anniversary of the Combination. Pursuant to a letter agreement entered into between Mr. Narula and Pfizer, Mr. Narula would be entitled to an amount equal to two times his base salary and bonus in the event of certain terminations within 24 months of the Combination.

Retention Arrangement and Amendment to Legacy Mylan Arrangements with Mr. Malik

As previously disclosed in the Mylan Proxy Statement, to incentivize Mr. Malik to remain with Viatris in light of his existing severance rights under his Transition and Succession Agreement with Mylan Inc., Mr. Malik entered into a retention agreement with Viatris pursuant to which he will have the opportunity to earn the value of the separation benefit under his Transition and Succession Agreement (approximately $11 million) following a service period of two years following the Combination (the “Retention Agreement”). Mr. Malik’s Transition and Succession Agreement will remain in effect pursuant to its existing terms, but in no event will Mr. Malik be eligible to earn both the benefits under the Transition and Succession Agreement and the Retention Agreement.

In connection with negotiation of the Retention Agreement, Mr. Malik agreed with the Compensation Committee (i) to voluntarily waive his right to the Section 280G tax gross-up contained in his Transition and Succession Agreement, (ii) that the benefits under his Retirement Benefit Agreement with Mylan Inc. would be frozen as of the Combination and that he would cease to accrue additional benefits under that agreement following the Combination and (iii) that he would no longer be eligible for legacy tax equalization benefits that he has historically received for periods following the Combination.

The Compensation Committee determined that these changes were in the best interest of Viatris based on its own independent judgment and the changes are also responsive to perspectives shared by shareholders during Mylan’s robust shareholder engagement efforts over the past several years.

Future Compensation Framework

The Compensation Committee also established the base salary, annual incentive and long-term incentive framework for the Viatris executive officers (other than the Executive Chairman, which are set forth above).

Messrs. Goettler, Malik and Narula will receive base salaries of $1,300,000, $1,200,000 and $800,000, respectively, target annual bonuses of 150% of base salary, 125% of base salary and 100% of base salary, respectively, and target annual long-term incentive awards of 700% of base salary, 600% of base salary and 350% of base salary, respectively.

As noted above, the Compensation Committee intends to establish the compensation plans and programs for Viatris on a going forward basis in the first quarter of 2021 along with corresponding incentive compensation metrics and targets for 2021 and beyond to align with Viatris’ strategic and financial goals.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from KPMG LLP, dated November 25, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIATRIS INC.

By:	/s/ Paul Campbell
Paul Campbell
Chief Accounting Officer (Principal Accounting Officer)

Date: November 25, 2020